UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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[ ] Preliminary Proxy Statement [X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-12	[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Eden Bioscience Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April 6, 2006

Dear Eden Bioscience Shareholders:

On behalf of Eden Bioscience Corporation, I cordially invite you to attend our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 16, 2006 at 9:00 a.m. (local time) at the Country Inn & Suites, 19333 North Creek Parkway, Bothell, Washington.

At the Annual Meeting, you will be asked:

•	to elect four directors to the Eden Bioscience Board of Directors; and

•	to transact any other business properly presented at the Annual Meeting.

You will also have the opportunity to hear what has happened in our business during the past year and what our plans are for 2006 and to ask questions. You will find other detailed information about Eden Bioscience and our operations, including our annual report on Form 10-K and audited financial statements for fiscal year 2005, in the enclosed materials.

We hope you can join us on May 16. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Sincerely,

William T. Weyerhaeuser
Chairman of the Board of Directors

Eden Bioscience Corporation | 11816 North Creek Parkway N.0 | Bothell, Washington 98011-8201 | T. 425.806.7300 | F. 425.806.7400 www.edenbio.com

Eden Bioscience Corporation
11816 North Creek Parkway N.
Bothell, Washington 98011-8201

April 6, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 16, 2006

Dear Eden Bioscience Shareholders:

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Eden Bioscience Corporation, a Washington corporation, will be held at the Country Inn & Suites, located at 19333 North Creek Parkway, Bothell, Washington on Tuesday, May 16, 2006 at 9:00 a.m., local time. Only shareholders who owned stock of Eden Bioscience at the close of business on the record date, March 27, 2006, can vote at the Annual Meeting or any adjournments of the Annual Meeting that may take place. At the Annual Meeting we will ask you:

•	to elect four directors to our Board of Directors to serve for terms as described in the accompanying Proxy Statement; and

•	to transact any other business properly presented at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote “FOR” the proposed Directors.

At the Annual Meeting, we will also report on our 2005 business results, plans for 2006 and other matters of interest to shareholders.

To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

The approximate date of mailing for this Proxy Statement and accompanying proxy card(s) is April 6, 2006.

BY ORDER OF THE BOARD OF DIRECTORS,

Rhett R. Atkins
President, Chief Executive Officer and Director

Please note that admission to the Annual Meeting will be limited to shareholders as of the March 27, 2006 record date or their authorized representatives, and guests.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

EDEN BIOSCIENCE CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (“Board of Directors”) of Eden Bioscience Corporation (“Eden Bioscience”) is sending you this Proxy Statement in connection with its solicitation of proxies for use at Eden Bioscience’s 2006 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 16, 2006 at 9:00 a.m., local time, at the Country Inn & Suites, 19333 North Creek Parkway, Bothell, Washington.

We intend to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about April 6, 2006.

Record Date, Outstanding Shares and Quorum

Only those shareholders who owned our common stock at the close of business on March 27, 2006, the record date for the Annual Meeting, can vote. At the close of business on that date, there were 24,406,870 issued and outstanding shares of our common stock. The presence at the Annual Meeting of a majority of such shares, whether in person or by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

Revocability of Proxies

If you give us your proxy, you have the power to revoke it at any time before it is exercised by:

•	notifying the Secretary of Eden Bioscience in writing before the Annual Meeting that you revoke your proxy;

•	delivering to the Secretary of Eden Bioscience before the Annual Meeting a signed proxy with a later date; or

•	attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the board. You are not entitled to cumulate votes in the election of a director. If your shares are represented by proxy, they will be voted in accordance with your instructions. If your proxy is signed and returned without any instructions given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

Abstentions from voting on the election of directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. There can be no broker nonvotes in the election of directors since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL

ELECTION OF DIRECTORS

In September 2005, the Board of Directors appointed Roger M. Ivesdal to the Board of Directors as a Class I director to fill the vacancy created when John W. Titcomb, Jr.’s term as a Class I director expired at our 2005 Annual Meeting of Shareholders. Washington law and our bylaws provide that the term of a director appointed to fill a vacancy expires at the next annual meeting of shareholders at which directors are elected. Accordingly, four directors, one Class I and three Class II directors, will be elected at the 2006 Annual Meeting of Shareholders, to serve until their terms end or until their earlier retirement, resignation or removal. Gilberto H. Gonzalez, Albert A. James and Agatha L. Maza, who currently serve as Class II directors of Eden Bioscience, have been nominated by the Board of Directors for re-election at the Annual Meeting. Mr. Ivesdal was recommended for appointment to the Board of Directors by non-management director, and his appointment was approved, and recommended to the Board of Directors for approval, by the Nominating and Corporate Governance Committee.

Biographical information regarding the nominees for the Board of Directors is set forth below. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card intend to vote shares represented by properly executed proxies for such nominees. Although the Board of Directors anticipates that the nominees will be available to serve as our directors, if any of them should be unwilling or unable to serve, the persons named as proxies will vote for the election of such substitute nominee or nominees as may be designated by the Board of Directors. Ages listed are as of March 15, 2006.

Nominee for Election of Class I Director (term to expire in 2008)

Roger M. Ivesdal (age 61) has served as one of our directors since September 20, 2005. Mr. Ivesdal has spent 33 years in various sales, marketing, and management roles in the agricultural chemicals industry. Mr. Ivesdal started his career in 1970 as a sales representative for Helena Chemical Company in Des Moines, Iowa and became sales manager for Helena Proprietary Products in 1974. In 1977, Mr. Ivesdal became a sales representative for Ostlund Chemical in Fargo, ND. In 1982, he became sales manager and in 1988 he became General Manger of Ostlund. In 1998, Mr. Ivesdal was named Executive Vice President for the Western Region for United Agri Products, an operating company of ConAgra, and was responsible for managing four operating companies in the western United States. In 2003, Mr. Ivesdal retired from UAP. Mr. Ivesdal received a BS degree in agronomy from North Dakota State University.

Nominees for Election of Class II Directors (terms to expire in 2009)

Gilberto H. Gonzalez (age 58) has served as one of our directors since February 2003. Mr. Gonzalez currently serves as Chairman of Evergreen Business Group, LLC, a company involved in real estate marketing, investing and development, and as Chairman of Select Capital Group, a financial services company. Beginning in 1970, Mr. Gonzalez has worked in the agricultural chemical business in various executive capacities in sales and marketing. Most recently, Mr. Gonzalez served as Executive Vice President of Micro Flo Company, an agricultural chemical production company, from 1991 to 1999, and Regional Sales Manager from 1985 to 1989. From 1970 to 1985, Mr. Gonzalez worked for Helena Chemical Company in a variety of managerial roles, most notably Division Manager of the Midwest and Northcentral Divisions, and as Director of the Andean Block for Vertac International, an international division of Helena. Mr. Gonzalez received a B.S. degree in Agricultural Business and Economics from Texas A&M University.

Albert A. James (age 74) has served as one of our directors since May 1995 and as our Secretary from May 1995 to June 2000. Mr. James is a private investor and currently serves as a general partner in several real estate projects in the western United States. Mr. James has also served as a director of several privately held companies. From 1982 to November 1997, Mr. James served as Managing Partner of Bellevue Associates, a commercial real estate management company. He served as Secretary and Treasurer of Anthony’s Restaurants, a regional chain of restaurants, from 1976 to June 1995, and, from 1981 to March 1994, Mr. James served as Vice President of Alpine Industries, a window and laminated glass manufacturing company. In 1957, Mr. James founded a discount drug and cosmetic business that merged with a chain of discount retail drug stores, which was ultimately sold to Payless Drug Stores Northwest in 1969. Mr. James received a B.S. degree in Pharmacy from the University of Washington.

Agatha L. Maza (age 66) has served as one of our directors since May 1995. From February 1994 to October 1995, Ms. Maza served as Chief Executive Officer of the National Testing Laboratory in Portland, a division of the American Red Cross involved in biological testing of blood. From July 1991 to January 1994, she served as Chief Executive Officer of Medical Arts Laboratory and, from January 1988 to December 1990, as Chief Executive Officer of Eastside Medical Laboratory, both of which are medical diagnostics services laboratories. From 2001 to 2005, Ms. Maza served as Chief Executive Officer, President of Roadable Aircraft International, Inc., a start-up company involved in the research and development of new transportation technologies. Currently Ms. Maza serves as managing partner of several privately held companies. Ms. Maza received a B.S. degree from Seattle University and an M.B.A. degree from City University and has completed the Executive Marketing Management Program at Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number, Term and Election of Directors

Our articles of incorporation provide that the number of directors shall be determined in the manner provided by our bylaws. Our bylaws provide that the number of directors shall not be less than four or more than ten, with the precise number to be determined by resolution of the Board of Directors. The Board of Directors is currently composed of eight directors and divided into three classes as follows:

•	Two Class I Directors — Mr. Pahre, whose term will expire at the 2008 annual meeting, and Mr. Ivesdal, whose term will expire at the 2006 annual meeting. Mr. Ivesdal has been nominated for election at the 2006 annual meeting to a two-year term ending in 2008.

•	Three Class II Directors — Messrs. Gonzalez and James and Ms. Maza, whose terms will expire at the 2006 annual meeting. Messrs. Gonzalez and James and Ms. Maza have been nominated for re-election at the 2006 annual meeting to three-year terms ending in 2009.

•	Three Class III Directors — Dr. Atkins, Mr. Jacoby and Dr. Weyerhaeuser, whose terms will expire at the 2007 annual meeting.

Generally, one class of directors will be elected each year by our shareholders. Each director will hold office until the election and qualification of his or her successor or upon earlier resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

The following individual is a continuing Class I Director (term to expire in 2008) and is not standing for election this year:

Richard N. Pahre (age 65) has served as one of our directors since February 2003. Mr. Pahre is a certified public accountant and, effective December 31, 2002, retired as a partner of Moss Adams LLP, a public accounting firm that provides services to a wide-range of public and private clients. From February 1977 to December 2002, Mr. Pahre served as an audit partner of Moss Adams LLP. Mr. Pahre joined Moss Adams LLP in August 1975 and served as a Senior Audit Manager through January 1977. Mr. Pahre joined the public accounting firm of Price Waterhouse & Co. in June 1962, and from June 1967 to August 1975 served as a Senior Audit Manager. Since 1993, Mr. Pahre has served on the Board of Directors and as Treasurer (non-executive) of Seattle Goodwill, a nonprofit organization. In February 2005, Mr. Pahre was elected to the Board of Directors of CityBank, a commercial bank, headquartered in Lynnwood, Washington, and a NASDAQ listed public company. Mr. Pahre received a B.A. degree in accounting from the University of Washington.

The following individuals are continuing Class III Directors (terms to expire in 2007) and are not standing for election this year:

Rhett R. Atkins, D.B.A. (age 52) was appointed President, Chief Executive Officer and a member of the Board of Directors in June 2002. From January 2001 to June 2002, Dr. Atkins was President of Palmetto Ag Inc., a retail provider of seed and chemical crop inputs. From September 1991 to December 2000, Dr. Atkins worked for Micro Flo Company, an agricultural chemical production company, in various executive positions related to sales, marketing and research and development. From 1981 to 1991, Dr. Atkins worked for BASF, a chemical company, in sales and marketing. Dr. Atkins received a B.S. degree from Clemson University, an M.B.A. degree from Campbell University and a D.B.A. degree from Nova Southeastern University.

Jon E. M. Jacoby (age 67) has served as one of our directors since February 1999. Until his retirement in October 2004, Mr. Jacoby worked in various capacities since 1963, most recently as Vice-Chairman and member of the Executive Committee, for Stephens Inc. and Stephens Group, Inc., collectively engaged in investment banking and other business activities, and remains a director of Stephens Group, Inc. He is also a director of Delta & Pine Land Company, an agricultural products company; Power-One, Inc., a power supplies manufacturer; Sangamo Biosciences, a biotechnology company; and Conn’s Inc., retail stores specializing in electronics. Mr. Jacoby received a B.S. degree from the University of Notre Dame and an M.B.A. degree from Harvard Business School.

William T. Weyerhaeuser, Ph.D. (age 62) has served as Chairman of the Board of Directors since November 2001 and as one of our directors since May 1998. Dr. Weyerhaeuser was in private practice as a clinical psychologist from 1975 to 1999. From May 1993 to June 1994, he served as President of Rock Island Company, a private investment company, and from July 1994 to June 1998 as its Chairman of the Board and Chief Executive Officer. Dr. Weyerhaeuser currently serves as a director of several privately held companies and foundations, and of two other public companies, Potlatch Corporation, a forest products company, and Columbia Banking System, Inc., a financial institution. Dr. Weyerhaeuser received a B.A. degree from Stanford University, an M.A. degree from Fuller Theological Seminary and a Ph.D. degree from the Fuller Graduate School of Psychology.

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between Eden Bioscience and each of its directors and has determined that all of the directors, other than Dr. Atkins, Eden Bioscience’s President and Chief Executive Officer, are independent under Nasdaq corporate governance listing standards.

Board Attendance

During 2005, there were seven meetings of the Board of Directors. Each director attended 80% or more of the Board meetings and the meetings of the Board Committees on which he or she served.

The Board of Directors has adopted a policy that each director is encouraged to attend Eden Bioscience’s regularly scheduled annual meeting of shareholders. Six out of seven directors as of May 17, 2005 attended Eden Bioscience’s 2005 annual meeting of shareholders held on that date.

Board of Directors Compensation

Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees.

Eden Bioscience does not have a standard arrangement pursuant to which directors receive equity compensation for their services as directors. Rather, directors in the past have been and may in the future be granted equity awards at the discretion of the Board of Directors. No equity awards were granted to directors in 2004. In September 2005, the Board of Directors granted Mr. Ivesdal an option to purchase 30,000 shares of our common stock at an exercise price of $0.90 per share, with the option to vest annually in equal installments on the first, second and third anniversaries of the date of grant. The options expire in September 2015. In February 2003, the Board of Directors granted each of Messrs. Gonzalez and Pahre an option to purchase 35,000 shares of our common stock at an exercise price of $1.40 per share, of which options to purchase 5,000 shares were vested immediately and the remaining options vest annually in equal installments on the first, second and third anniversaries of the date of grant. The options expire in February 2013. In July 2003, the Board of Directors granted each non-employee director, except for Messrs. Gonzalez and Pahre, an option to purchase 30,000 shares of our common stock at an exercise price of $1.85 per share, with each option to vest annually in equal installments on the first, second and third anniversaries of the date of grant. The options expire in July 2013.

Committees of the Board of Directors

Compensation Committee

The Compensation Committee currently consists of Messrs. Jacoby, James and Gonzalez (Chair). Each member of the Compensation Committee is an independent director under Nasdaq listing standards.

The primary function of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of Eden Bioscience’s chief executive officer and other executives. The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs. In addition, the Compensation Committee considers incentive compensation plans for our employees and carries out duties assigned to it under our option plans and our employee stock purchase plan. The Compensation Committee is also responsible for performing other related responsibilities set forth in its written charter posted on Eden Bioscience’s website at www.edenbio.com.

The Compensation Committee held three meetings in 2005.

Audit Committee

Eden Bioscience has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of Ms. Maza and Messrs. Gonzalez and Pahre (Chair). Each member of the Audit Committee is an independent director under the rules of the Securities and Exchange Commission (“SEC”) and Nasdaq listing standards. The Board of Directors has determined that Mr. Pahre meets the definition of an “audit committee financial expert” under SEC rules.

The primary function of the Audit Committee is to represent and assist the Board of Directors with the oversight of:

•	the integrity of Eden Bioscience’s financial statements and internal controls;

•	Eden Bioscience’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualification; and

•	the performance of the audit function by the independent auditor.

In addition, the Audit Committee has ultimate authority to select, evaluate, and where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel and other advisors, as it determines necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its written charter, which is posted on Eden Bioscience’s website at www.edenbio.com.

The Audit Committee held six meetings in 2005.

Nominating and Corporate Governance Committee

Each member of the Board of Directors, other than Dr. Atkins, is a member of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is an independent director under Nasdaq listing standards.

The primary function of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become members of the Board of Directors;

•	approve and recommend to the Board of Directors candidates for election to the Board of Directors;

•	develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to Eden Bioscience; and

•	monitor compliance with such principles and policies.

The Nominating and Corporate Governance Committee is also responsible for performing other related responsibilities set forth in its written charter posted on Eden Bioscience’s website at www.edenbio.com.

The Nominating and Corporate Governance Committee held two meetings in 2005.

Director Nomination Procedures

The Nominating and Corporate Governance Committee is generally responsible for the identification, review, selection and recommendation to the Board of Directors of candidates for director nominees, including the development of policies and procedures to assist in the performance of these responsibilities. The Nominating and Corporate Governance Committee reviews with the Board of Directors the requisite qualifications, skills and characteristics for Board of Directors nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating and Corporate Governance Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for election.

Potential director candidates are referred to the Chairperson of the Nominating and Corporate Governance Committee for consideration by the Nominating and Corporate Governance Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will determine appropriate means for seeking additional director candidates, including engagement of an outside consultant to assist in the identification of director candidates.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary of Eden Bioscience Corporation at 11618 North Creek Parkway N., Bothell, WA 98011-8201, providing the candidate’s name, biographical data and other relevant information.

Shareholders who intend to nominate a director for election at the 2007 annual meeting of shareholders must provide advance written notice of such nomination to the Corporate Secretary of Eden Bioscience in the manner described below under “Shareholder Proposals for 2007 Annual Meeting.”

The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has adopted, Director Selection Guidelines set out in Exhibit A to the Nominating and Corporate Governance Committee Charter. In accordance with the Director Selection Guidelines, the Nominating and Corporate Governance Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board of Directors nomination:

•	personal and professional ethics;

•	training and experience in making and overseeing policy in business, government and/or educational sectors;

•	willingness and ability to keep an open mind when considering matters affecting interests of Eden Bioscience and its constituents;

•	willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to the Board of Directors and committee membership;

•	willingness and ability to serve the Board of Directors for multiple terms to enable development of a deeper understanding of Eden Bioscience’s business affairs;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to Eden Bioscience and its constituents;

•	willingness to act in the best interests of Eden Bioscience and its constituents;

•	independence;

•	diversity;

•	professional experience, industry knowledge, skills and expertise;

•	leadership qualities; and

•	previous public company board of directors and committee experience.

The Nominating and Corporate Governance Committee periodically reviews with the Board of Directors the appropriate process for and the considerations to be made in the evaluation of director candidates. In the event there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will initiate the effort to identify appropriate director candidates.

Shareholder Communications with the Board of Directors

Shareholders of Eden Bioscience may contact the Board of Directors as a group or an individual director by the U.S. Postal mail directed to the Chairman of the Board of Directors, c/o the Corporate Secretary of Eden Bioscience Corporation at 11618 North Creek Parkway N., Bothell, WA 98011-8201. Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. All communications will be forwarded to the intended directors or to the Board of Directors as a whole, as applicable.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2007 annual meeting of shareholders should follow the procedures specified under the sections below entitled “Shareholder Proposals for 2007 Annual Meeting.” These sections outline the procedures for submission of shareholder proposals for inclusion in Eden Bioscience’s proxy statement for the 2007 annual meeting of shareholders and submission of nominations of persons for election to the Board of Directors or proposals for other business to be considered at the 2007 annual meeting of shareholders.

Additional Corporate Governance Information

The following corporate governance materials of Eden Bioscience are available in the Investor Information section of Eden Bioscience’s website at www.edenbio.com, and a copy of the materials will be mailed to you upon request to Eden Bioscience Corporation, Investor Relations, 11618 North Creek Parkway N., Bothell, WA 98011-8201 or by calling 425-984-2120:

•	Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Charters;

•	Code of Ethics for our CEO and senior financial officers; and

•	Code of Conduct applicable to all directors, officers and employees of Eden Bioscience.

If we waive any material provision of our Code of Ethics for our CEO and senior financial officers or substantively change the code, we will disclose that fact on our website within four business days.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2005, Messrs. Jacoby, James and Gonzalez served on our Compensation Committee, and none of these committee members served as an officer or employee of Eden Bioscience during that time. Mr. James served as our Secretary from May 1995 to June 2000. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Executive Officers Who Are Not Directors

Bradley S. Powell (age 45) served as our Interim President from November 2001 to June 2002, and has served as Secretary since June 2000 and as Chief Financial Officer and Vice President of Finance since July 1998. From March 1994 to July 1998, he served as Vice President and Corporate Controller of Omega

Environmental, Inc., a provider of products and services to owners of underground storage tanks. In 1983, Mr. Powell joined KPMG Peat Marwick, an international public accounting firm, as a certified public accountant and, from 1990 to March 1994, served as a Senior Audit Manager. Mr. Powell received a B.S. degree from Central Washington University.

Zhongmin Wei, Ph.D. (age 49) has served as our Chief Scientific Officer since November 2001, as Vice President of Research since May 1998, as Director of Research from April 1997 to May 1998 and as Senior Scientist from June 1996 to April 1997. From November 1995 to April 1996, Dr. Wei served as Principal Investigator at the Institute of Molecular Agrobiology in Singapore, an agricultural biotechnology research organization. From July 1992 to June 1996, Dr. Wei served as a Research Scientist and, from September 1989 to September 1992, as a Post-Doctoral Associate at the Cornell University School of Agricultural and Life Sciences. Dr. Wei received a B.S. degree from Zhejiang University and M.S. and Ph.D. degrees from Nanjing Agricultural University, both in the People’s Republic of China.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes certain information regarding the beneficial ownership of our common stock as of March 15, 2006 for:

•	each executive officer named in the Summary Compensation Table;

•	each of our directors;

•	all our directors and executive officers as a group; and

•	each person or group that we know owns more than 5% of our common stock.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises sole or shared voting or investment power. Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after March 15, 2006 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of our common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names. Unless otherwise indicated, the following officers, directors and shareholders can be reached at the principal offices of Eden Bioscience.

	Shares of Eden Bioscience Corporation Common Stock
Name of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Executive Officers and Directors:
William T. Weyerhaeuser	1,278,423	(2)	5.23%
Agatha L. Maza	692,471	(3)	2.83%
Jon E. M. Jacoby	671,400	(4)	2.75%
Albert A. James	632,699	(5)	2.59%
Zhongmin Wei	471,667	(6)	1.90%
Rhett R. Atkins	381,600	(7)	1.54%
Bradley S. Powell	348,700	(8)	1.41%
Gilberto H. Gonzalez	36,500	(9)	*
Richard N. Pahre	41,000	(10)	*
Roger Ivesdal.	0		*
All directors and executive officers as a group (10 persons)	4,554,460	(11)	17.59%

Other 5% Shareholder:
Stephens Group, Inc.	4,177,633	(12)	17.12%
111 Center Street — Suite 2500 Little Rock, AR 72201

*	Less than 1%.
(1)	Based on 24,406,870 shares outstanding as of March 15, 2006.
(2)	Represents 259,500 shares owned directly by Dr. Weyerhaeuser; 958,673 shares held by the WBW Trust Number One, of which Dr. Weyerhaeuser is trustee; 10,000 shares owned by Dr. Weyerhaeuser’s wife; 250 shares owned by a trust for Dr. Weyerhaeuser’s son, of which Dr. Weyerhaeuser’s wife is trustee;

and 50,000 shares subject to options exercisable within 60 days after March 15, 2006. Dr. Weyerhaeuser disclaims beneficial ownership of shares held by his wife, one of his sons and the trust established for his other son, except to the extent of his pecuniary interest in such shares.

(3)	Represents 310,200 shares owned directly by Ms. Maza; 151,191 shares held by Prudential Securities as custodian for the Agatha L. Maza IRA; 1,000 shares owned by Ms. Maza’s spouse; 135,080 shares held by the Maza Family LLC, of which Ms. Maza is a co-manager; and 95,000 shares subject to options that are exercisable within 60 days after March 15, 2006. Ms. Maza disclaims beneficial ownership of shares held by the Maza Family LLC, except to the extent of her pecuniary interest in such shares.

(4)	Includes 45,000 shares owned directly by Mr. Jacoby, 213,390 shares owned by Jacoby Enterprises, Inc., of which Mr. Jacoby is President, 23,110 shares owned by Smiley Holdings, LLC, of which Mr. Jacoby is a manager and member, and 50,000 shares subject to options that are exercisable within 60 days after March 15, 2006. Also includes the following shares as to which Mr. Jacoby disclaims beneficial ownership: 2,000 shares owned by Grandchild’s Trust One and 2,000 shares owned by Grandchild’s Trust Three, as to which Mr. Jacoby, as co-trustee, has shared power of disposition and shared power to vote; 65,400 shares owned by Warren & Harriet Stephens Children’s Trust and 240,000 shares owned by Warren A. Stephens Grantor’s Trust, as to which Mr. Jacoby, as sole trustee, has sole power of disposition and sole power to vote; 20,500 shares owned by Etablissement Landeco Vaduz and 10,000 shares owned by Fuerstliech Oettingen Spielberg Partnership, as to which Mr. Jacoby has shared power of disposition and no power to vote pursuant to powers of attorney granted to Mr. Jacoby. Does not include shares beneficially owned by Stephens Group, Inc., of which Mr. Jacoby was an executive officer until his retirement on October 1, 2003 and of which he remains a director.

(5)	Represents 115,556 shares held by the Albert A. James Family Partnership, of which Mr. James is a co-general partner; 467,143 shares held by the Albert A. James Living Trust, of which Mr. James is trustee; and 50,000 shares subject to options that are exercisable within 60 days after March 15, 2006.

(6)	Represents 10,000 shares owned directly by Dr. Wei and 470,667 shares subject to options exercisable within 60 days after March 15, 2006.

(7)	Represents 6,600 shares owned directly by Dr. Atkins and 375,000 shares subject to options exercisable within 60 days after March 15, 2006.

(8)	Represents 348,500 shares subject to options exercisable within 60 days after March 15, 2006; and 200 shares held in a trust for the benefit of Mr. Powell’s minor sons, of which Mr. Powell’s father serves as trustee. Mr. Powell disclaims beneficial ownership of all such shares held in trust, except to the extent of his pecuniary interest in such shares.

(9)	Represents 1,500 shares owned directly by Mr. Gonzalez and 35,000 shares subject to options exercisable within 60 days after March 15, 2006.

(10)	Represents 35,000 shares subject to options exercisable within 60 days after March 15, 2006.

(11)	Includes 1,509,167 shares subject to options that are exercisable within 60 days after March 15, 2006.

(12)	Includes 4,059,333 shares beneficially owned by Stephens — EBC, LLC, of which Stephens Group, Inc. is the sole managing member. Jon E. M. Jacoby, a director of Eden Bioscience, was an executive vice president of Stephens Group, Inc. until October 1, 2003 and remains a director of Stephens Group, Inc. Stephens — EBC, LLC has contributed all of its shares to a voting trust pursuant to which the trustee of the trust, an individual not affiliated with Stephens Group, Inc., has sole voting power. The trustee is required to vote such shares “for” or “against” proposals submitted to our shareholders in the same proportion as the votes cast “for” or “against” such proposals by all other shareholders, excluding abstentions. The voting trust agreement also imposes limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement expires in 2010 or such earlier time as Stephens Inc. ceases to be a market maker of our common stock. Also includes 118,300 shares beneficially owned by Stephens Inc., the second-tier wholly owned subsidiary of Stephens Group, Inc., representing shares held in the market-making inventory of Stephens Inc. and shares owned by clients in accounts over which Stephens Inc. exercises discretionary trading authority.

Equity Compensation Plan Information

The following table presents summary information about our equity compensation plans at December 31, 2005:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,647,751	$2.68	1,182,421 (1)

(1)	The Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) incorporates an evergreen formula pursuant to which the number of shares authorized for issuance is increased annually on the first day of each fiscal year by a number of shares equal to the least of (a) 1,500,000 shares; (b) 5% of the outstanding shares of common stock on a fully diluted basis as of the end of the immediately preceding fiscal year; and (c) a lesser amount as may be determined by the Board of Directors. Since the inception of the 2000 Plan, the Board of Directors has never used the evergreen provision to add shares. Under the 2000 Plan, in addition to options, we may make awards of our common stock or awards denominated in units of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Eden Bioscience’s officers, directors and persons who own more than 10% of a registered class of Eden Bioscience’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish Eden Bioscience with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Eden Bioscience believes that during 2005 all of its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements of Section 16(a).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation earned for services rendered to Eden Bioscience in all capacities for the years ended December 31, 2005, 2004 and 2003 by our chief executive officer and our other two executive officers whose total salary and bonus exceeded $100,000. We refer to these executive officers in other parts of this Proxy Statement as our “Named Executive Officers.”

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Rhett R. Atkins	2005	$174,819	$—	$48,676	(1)	—	—
President, Chief Executive Officer	2004	166,819	—	—		—	—
and Director	2003	197,704	—	—		—	—

Bradley S. Powell	2005	169,650	20,000	—		—	—
Vice President Finance, Chief	2004	161,650	—	—		75,000	—
Financial Officer and Secretary	2003	178,488	15,000	—		36,000	—

Zhongmin Wei	2005	173,660	—	—		—	—
Chief Scientific Officer and Vice	2004	165,660	—	—		32,000	—
President of Research	2003	182,916	—	—		268,000	—

(1)	Consists of $30,039 of reimbursement expenses incurred by Dr. Atkins in connection with his relocation and $18,637 of amounts reimbursed for the payment of taxes relating to the reimbursement of certain expenses incurred by Dr. Atkins in connection with his relocation.

Option Grants in Last Fiscal Year

No stock options were granted to Named Executive Officers during the year ended December 31, 2005. During 2005, we granted options to purchase a total of 210,000 shares of our common stock to our employees. All options were granted at exercise prices equal to the fair market value of our common stock on the dates of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by the Named Executive Officers during the year ended December 31, 2005. The following table sets forth information regarding unexercised stock options held by Named Executive Officers as of December 31, 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable		Unexercisable
Rhett R. Atkins	375,000	125,000	$—		$—
Bradley S. Powell	336,500	99,500	—		—
Zhongmin Wei	464,667	27,333	3,360	(1)	—

(1)	Amounts equal the closing price of our common stock as reported on The Nasdaq Capital Market on December 31,2005 ($0.58 per share), less the option exercise price, multiplied by the number of shares of exercisable or unexercisable, as the case may be, in-the-money options. The per-share closing price at year-end is not necessarily indicative of future price performance. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Mr. Powell’s Employment Agreement

Pursuant to an agreement we entered into with Mr. Powell in January 2002, if Mr. Powell’s employment is terminated by Eden Bioscience without cause, as defined in the agreement, he will receive severance payments equal to six months annual base salary.

Change-in-Control Agreements

In August 2000, we entered into change-in-control agreements with Mr. Powell and Dr. Wei. The agreements for Mr. Powell and Dr. Wei provide that, upon a change in control, we would continue to employ them, and they would remain in our employ, for a period of two years following a change in control. During that time, the agreements each provide that the position, authority, duties and responsibilities of the executives would be substantially the same as they were during the 90-day period prior to the change in control, and that their annual base salaries would be at least equal to their annual base salaries established by our Board of Directors prior to the change in control.

If, during this two-year period, the employment of the executives is terminated by us other than for cause, as defined in the agreements, or by the executives for good reason, as defined in the agreements, the terminated executive would be entitled to receive:

•	his annual base salary, and pro rata annual bonus, through the date of termination, and any deferred compensation; and

•	a severance payment equal to twice the sum of his annual base salary and the average of his past three annual bonuses.

In addition, the terminated executive’s unvested options would accelerate and become fully vested and exercisable. If the executive’s employment is terminated by us for cause or by the executives without good reason, the terminated executive will receive only the amount of his annual base salary and other deferred compensation then due.

Mr. Powell’s and Dr. Wei’s change-in-control agreements each provide that the executive is subject to noncompetition and noninterference provisions during his employment and for 18 months thereafter, to a customary inventions assignment provision during his employment and for three years thereafter and to a customary confidentiality provision at all times during and after his employment.

Amended and Restated 2000 Stock Incentive Plan

In the event of certain corporate transactions, such as a merger or sale of all or substantially all of the assets of Eden Bioscience, except as otherwise provided in the instrument evidencing the stock option, each outstanding stock option will be assumed or replaced with a comparable award by the successor corporation or parent thereof. If the successor corporation will not assume or replace the stock options, the stock options will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. All stock options will terminate and cease to remain outstanding immediately following a corporate transaction, except to the extent assumed by the successor corporation. Except as otherwise provided in the instrument evidencing the award, to the extent that stock options accelerate due to a corporate transaction, the restrictions on restricted stock awards also will lapse.

If awards are assumed or replaced in a corporate transaction, such awards will become fully vested and exercisable (and any forfeiture or repurchase rights applicable to restricted stock awards will lapse) if a participant’s employment or services are terminated in contemplation of the corporate transaction or within three years following the corporate transaction, unless employment or services are terminated for cause or the participant terminates employment or services without good reason.

1995 Combined Incentive and Nonqualified Stock Option Plan

In a stock-for-stock transaction involving a merger, consolidation, acquisition of property or stock for reorganization, the Board of Directors and a successor corporation may determine that all outstanding options under our 1995 Combined Incentive and Nonqualified Stock Option Plan (the “1995 Plan”) will be converted into options to purchase shares of the successor corporation. If options are not assumed in a transaction, outstanding options will become fully vested and exercisable immediately before the transaction and will terminate upon the effectiveness of the transaction. Except as otherwise provided in the instrument evidencing the option, if options are converted into options to purchase stock of the successor corporation, such options will become fully vested and exercisable if an individual’s services are terminated in contemplation of the transaction or within three years of such transaction, unless services are terminated for cause or the individual terminates services without good reason. Effective on the date of our initial public offering, no additional options will be granted under our 1995 Plan.

Report on Executive Compensation by the Compensation Committee

The Compensation Committee has furnished the following report on executive compensation. The Compensation Committee, which is composed of three non-employee, independent directors, establishes and reviews all compensation and benefits of our executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the committee under our stock option plans and our employee stock purchase plan. The Compensation Committee has the authority to retain and terminate compensation consulting firms, including authority to approve the firm’s fees and other retention terms.

Compensation Policies

Our compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of our shareholders. We believe that this will encourage the creation of additional shareholder value. The compensation policies are designed to achieve the following objectives:

•	offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value;

•	maintain a significant portion of our executives’ total compensation at risk, tied to both the annual and long-term financial performance of Eden Bioscience; and

•	further our short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

Our executive compensation program has three major integrated components: base salary, annual incentive awards and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

Base Salary.    Base salary levels are determined annually by reviewing an individual executive’s skills, performance level and contribution to the business. Our Named Executive Officers voluntarily reduced their annual base salaries for 2004 in order to reduce expenses and conserve cash.

Annual Incentive Awards.    Annual cash bonus awards are based on an assessment by the Board of Directors of an individual executive’s performance and of the achievement of corporate objectives, among which include the following:

•	achievement of planned revenue targets;

•	management of expenditures to levels established in the annual budget;

•	progress toward development of product extensions and new products that utilize natural plant systems; and

•	progress toward development of new markets for our current products and possible future products.

Based on these goals, one of the Named Executive Officers, Bradley S. Powell, received a $20,000 annual cash bonus in 2005 for reduction of current and future expenditures.

Long-Term Incentives.    The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. We provide long-term incentives through our stock option plans. The purpose of the plans is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments generally over three to five years. Thus, the value of the shareholders’ investment must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive’s current contribution to company performance, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Typically, options are granted on hire date and periodically thereafter.

Chief Executive Officer Compensation.

Dr. Atkin’s base salary level is determined annually by reviewing skills, performance level and contribution to the business. Dr. Atkins’ base salary for 2005 was $174,819, which is $8,000 more than his base salary for 2004. We did not meet our revenue target in 2005 and Dr. Atkins did not receive an annual cash bonus or stock option grant for 2005.

162 Limitation.

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. The stock option plans are designed to qualify for the performance-based exemption.

The Compensation Committee
of the Board of Directors

Gilberto H. Gonzalez, Chairman
Jon E. M. Jacoby
Albert A. James

Performance Graph

Set forth below is a line graph comparing the cumulative return to the shareholders of Eden Bioscience’s common stock with the cumulative return of (a) The Nasdaq Stock Market U.S. Index and (b) the Nasdaq Biotechnology Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period commencing December 31, 2000 and ending on December 31, 2005. The stock price performance shown in this graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Eden Bioscience Corporation, The NASDAQ Stock Market U.S. Index and
The NASDAQ Biotechnology Index

	Cumulative Total Return
Quarter Ended	Eden Bioscience	The Nasdaq Stock Market (U.S.) Index	Nasdaq Biotechnology Index
12/31/00	$100.00	$100.00	$100.00
12/31/01	16.94	79.08	80.72
12/31/02	4.78	55.95	44.83
12/31/03	4.77	83.35	62.82
12/31/04	3.27	90.64	65.43
12/31/05	1.94	92.73	83.51

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent under SEC rules and Nasdaq listing standards. The Board of Directors adopted a written Audit Committee Charter, which is available in the Investor Information section of Eden Bioscience’s web site at www.edenbio.com.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the independent registered public accounting firm. The Audit Committee also met separately with the independent registered public accounting firm. Management represented to the Audit Committee that Eden Bioscience’s audited financial statements for the fiscal year ended December 31, 2005 were prepared in accordance with U.S generally accepted accounting principles, The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the 2005 fiscal year.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, and discussed with the independent registered public accounting firm their independence relating to Eden Bioscience. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Eden Bioscience’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee
of the Board of Directors

Richard N. Pahre, Chairman
Gilberto H. Gonzalez
Agatha L. Maza

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The aggregate fees billed for professional services rendered by KPMG LLP (“KPMG”) for fiscal years 2005 and 2004 were as follows:

	KPMG
	2005	2004
Audit Fees	$145,000	$115,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$145,000	$115,000

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the registered public accounting firm’s independence. Under the policy, any services provided by the independent registered public accounting firm, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

For 2005, all services provided by KPMG were pre-approved.

2006 Independent Auditors

KPMG, independent registered public accounting firm, has been selected by the Audit Committee to audit the financial statements of Eden Bioscience for the fiscal year ending December 31, 2006. KPMG has been our auditors since May 2002. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Submission of Shareholder Proposals for Inclusion in the Proxy Statement

Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Eden Bioscience’s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Eden Bioscience’s 2007 annual meeting of shareholders must give notice of the proposal to Eden Bioscience no later than December 7, 2006 to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting of shareholders.

Advance Notice Procedures for Director Nominations and Other Business

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2007 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by Eden Bioscience’s Bylaws. Notice of nominations or other business proposed to be considered by shareholders, complying with Sections 2.6 or 3.3, as applicable, of the Bylaws, must be delivered to the Corporate Secretary no earlier than February 15, 2007 and no later than March 17, 2007. Notices should be sent to: Corporate Secretary, Eden Bioscience Corporation, 11816 North Creek Parkway, Bothell, Washington 98011-8201.

For proposals that are not timely filed, Eden Bioscience retains discretion to vote proxies it receives. For such proposals that are timely filed, Eden Bioscience retains discretion to vote proxies it receives provided that (1) Eden Bioscience includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

Copies of the Eden Bioscience 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, are being mailed to shareholders, together with this Proxy Statement, form of proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of Eden Bioscience Corporation at 11816 North Creek Parkway N., Bothell, Washington 98011-8201.

By order of the Board of Directors,

Rhett R. Atkins
President, Chief Executive Officer, and Director

Bothell, Washington
April 6, 2006

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.					Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTOR:
	Class I (term expiring 2008) 01 Roger M. Ivesdal, Class II (term expiring 2009) 02 Gilberto H. Gonzalez, 03 Albert A. James, and 04 Agatha L. Maza	☐	FOR all nominees listed (except as withheld)
		☐	WITHHOLD AUTHORITY to vote for nominees listed

	WITHHOLD AUTHORITY to vote for the following Directors:			IMPORTANT– PLEASE SIGN AND RETURN PROMPTLY.

Signature				Dated:			, 2006.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

▲  FOLD AND DETACH HERE  ▲

PROXY

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF

EDEN BIOSCIENCE CORPORATION
This Proxy Is Solicited On Behalf Of The Board Of Directors

     The undersigned hereby appoints Rhett R. Atkins and Bradley S. Powell (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Eden Bioscience Corporation to be held at the Country Inn & Suites, 19333 North Creek Parkway, Bothell, Washington on Tuesday, May 16, 2006 at 9:00 a.m. (Pacific Time) and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposal listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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